EXHIBIT 10.13

  RESOLUTION AMENDING THE SUNTRUST BANKS, INC. 1985 MANAGEMENT INCENTIVE PLAN
       DEFERRED COMPENSATION FUND AND 1995 PERFORMANCE UNIT PLAN DEFERRED
                               COMPENSATION FUND

                             COMPENSATION COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS
                              SUNTRUST BANKS, INC.

                                 AUGUST 11, 1998

WHEREAS, SunTrust Banks, Inc. (the "Corporation") has adopted the SunTrust Banks Inc. 1985 Management Incentive Plan Deferred Compensation Fund and the 1995 Performance Unit Plan Deferred Compensation Fund pursuant to which awards may be deferred; and

WHEREAS, the Compensation Committee of the Board of Directors (the "Committee") has the authority to amend the agreements in any respect from time to time; and

WHEREAS, participants may elect to receive their payment in the form of a lump sum or five installments and the choice is irrevocable; and

WHEREAS, the participants cannot receive payment until the January after separation from service with the Corporation unless proof of hardship is determined; and

WHEREAS, the Corporation wishes to provide participants with more flexibility under the Plans;

NOW, THEREFORE, BE IT RESOLVED, that participants may elect early withdrawal of accrued benefits provided that payment is subject to a 10% reduction, which will be returned to the Corporation, and the participant agrees to forfeit eligibility to participate in the program for one year from the 1st of January in the year the early payment is made; and

FURTHER RESOLVED, that participants can change their election from lump sum to installments or from installments to lump sum up to one year prior to distribution; and

FURTHER RESOLVED, that participants can elect for in-service distribution at a specific year, elected at the time of deferral, provided that it is at least four years in the future, and that participants may change their election up to one year prior to designated distribution provided that payment is then made after separation from service with the Corporation; and

FURTHER RESOLVED, that the Officers of the Corporation are hereby authorized to prepare, modify and execute all documents deemed necessary, desirable or appropriate to carry out the purposes and intent of the foregoing resolution.

                     AMENDMENT TO THE SUNTRUST BANKS, INC.
                           MANAGEMENT INCENTIVE PLAN
                          DEFERRED COMPENSATION FUND


      SunTrust Banks, Inc. hereby amends the SunTrust Banks, Inc. Management Incentive Plan Deferred Compensation Fund (the "Fund"), as such Fund is in effect on the date hereof, effective as of __________________, 1996 as follows:

      Section 4.3 of the Fund is amended to read as follows:

      4.3 Designation of Beneficiary. In the event of a Participant's death, the Committee shall authorize payment of any benefit due to a Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its ineffectiveness, then to his or her estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee. Such payment, to the extent thereof, will discharge all liability for such payment under the Fund.

IN WITNESS WHEREOF, SunTrust Banks, Inc. has caused the Amendment to be signed and its seal to be affixed and duly attested by its duly authorized officers, this ______day of _________________, 1996.


                                      SUNTRUST BANKS, INC.

Attest:

---------------------------------     --------------------------------------

Title____________________________     Title__________________________________

                              SUNTRUST BANKS, INC.
                            MANAGEMENT INCENTIVE PLAN
                           DEFERRED COMPENSATION FUND


SECTION I.        GENERAL PROVISIONS

         1.1 Name and Purpose. The name of this Fund is the SunTrust Banks, Inc. Management Incentive Plan Deferred Compensation Fund (the "Fund"). The purpose of this Fund is to provide an unfunded deferred compensation mechanism whereby Participants in the SunTrust Banks, Inc. Management Incentive Plan and all amendments thereto (the "Plan"), may defer receipt of all or a portion of their Awards until they retire or otherwise terminate employment with the Corporation or its Subsidiaries.

         1.2 Effective Date, Term and Amendments. The effective date of this Fund shall be January 1, 1986, and the Fund shall continue for an indefinite term until terminated by the Board; provided however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Fund under this Agreement. The Board or the Committee may amend this Agreement in any respect from time to time.

         1.3 Definitions. Terms used herein shall have the same meaning and application as set forth in the Plan, unless the context clearly indicates to the contrary.

SECTION II.                DEFERRAL ELECTION

         2.1 Election. If a Participant elects to defer receipt of all or a portion of an Award granted under the Plan with respect to a Plan Year, the Participant must file a written deferral election (the "Deferral Election") with the Fund Committee no later than 5:00 P.M. on the last business day of the calendar year prior to the Plan Year an Award may be granted. The portion of the annual Award which may be deferred shall be specified in the Plan. Only one (1) Deferral Election may be made with respect to a Plan Year and said election shall become irrevocable once the deadline for filing such elections has expired.

         2.2 Date and Amount of Deferral. An Award granted pursuant to the Plan shall not be subject to the provisions of this Fund unless the Participant properly files a Deferral Election in accordance with Section 2.1 herein. Thereafter, only the portion of the Award which is vested and is subject to the Deferral Election shall be controlled by, and benefit from, this Fund.

SECTION III.               EARNINGS ON DEFERRED AWARDS

         3.1 Earnings. Interest shall accrue on the average daily balance in each Participant's Fund account ("Fund Account") during each calendar quarter at the Fund Rate. The "Fund Rate" shall change on the first day of each quarter, shall remain in effect during that calendar quarter and shall be equal to the average of the average auction yield, on a bond equivalent basis, of three-month U.S. Treasury bills for each auction held during the immediately preceding calendar quarter, as determined in good faith by the Fund Committee. Interest on Fund Accounts will be credited to each Fund Account at the end of the calendar quarter in accordance with normal banking practices and any other policies or practices adopted by the Fund Committee.

         3.2 Vesting in Earnings. A Participant shall always be fully vested in his Fund Account and all earnings properly accrued pursuant to this Fund.

SECTION IV.                PAYMENT OF DEFERRED AWARD

         4.1 Normal Form of Payment. Amounts deferred pursuant to this Fund plus earnings thereon shall be paid to the Participant or, in the event of his death, to his beneficiary determined pursuant to Section 4.3, in accordance with the payment method(s) selected by the Participant in his annual Deferral Election, as defined in Section 2.1 and 4.1. The Participant may select different payment methods in succeeding Plan Years, but he may select only one (1) method for payment of an award granted with respect to any particular Plan Year. The selection of a payment method for a particular Plan Year shall become irrevocable once the deadline for filing the Participant's Deferral Election has expired. If the participant fails to properly select a payment method in his Deferral Election for a particular Plan Year, the Participant shall be deemed to have selected the payment method set forth in Section 4.1(b) for that Plan Year. The Fund Committee shall establish up to two (2) accounts for each Participant who elects to defer all or any portion of an Award granted under the Plan. The first account shall be known as the "Lump Sum Account" which shall be credited with the portion of any deferred award, including Fund earnings thereon, which is to be paid pursuant to Section 4.1(a) below. The second account shall be known as the "Installment Account" which shall be credited with the portion of any deferred award, including Fund earnings thereon, which is to be paid pursuant to Section 4.1(b) below. The available payment methods are as follows:

                  (a) One (1) lump-sum payment of the Participant's entire Lump Sum Account which shall be payable in January of the year following the year in which the Participant separates from service with the Corporation and its Subsidiaries for any reason, or
                  (b) Five (5) approximately equal annual installments, as determined by the Fund Committee, of the Participant's entire Installment Account which shall be payable in January of each year for five (5) consecutive years commencing during January of the year following the year in which the Participant separates from service with the Corporation and its Subsidiaries for any reason.

         4.2 Death, Disability or Financial Hardship. Any amounts in the Participant's Fund Account may be paid earlier than specified in Section 4.1 at the Fund Committee's discretion due to the immediate financial needs of the Participant or his beneficiary if the Participant dies, becomes disabled, as said term is defined in the Corporation's Employee Benefit Plan, or suffers an extreme financial hardship, as determined by the Fund Committee. An extreme financial hardship means an immediate, catastrophic financial need occasioned by
(i) a tragic event, such as the death, total disability, serious injury or illness of a spouse, parent or dependent or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in harm to the Participant, his spouse, his parents or a dependent. Distributions for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Fund Committee finds that the extreme financial hardship may not be met from other resources reasonably available to the Participant including, without limitation, liquidation of investment assets or luxury assets or loans from financial institutions or other sources. The Fund Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship. If the Fund Committee does not exercise its discretion under this Section 4.2, amounts deferred hereunder shall be paid in accordance with Section 4.1 following a Participant's death or disability.

         4.3 Designation of Beneficiary. A Participant may designate one or more beneficiaries on a form filed with the Fund Committee and may revoke or change such designation at any time. Any portion of a benefit payable upon the death of a Participant shall be paid to his designated beneficiary or, if no valid beneficiary designation is in force or if the beneficiary has predeceased the Participant, to his surviving spouse, or if none surviving, to his surviving issue, per stirpes, or if none surviving, to his estate. The Fund Committee will be fully protected in directing payment in accordance with a prior beneficiary designation if such direction is given before receipt by the Fund Committee of a later designation, or is due to the inability of the Fund Committee to verify the authenticity of a later designation. Such payment, to the extent thereof, will discharge all liability for such payment under the Plan.

SECTION V.        FUND ADMINISTRATION

         5.1 Responsibility of the Fund Committee. The Plan shall be administered by a Fund Committee of not less than three (3) persons to be appointed by and serve at the discretion of the Committee. Each member of the Fund Committee shall not be eligible to receive an Award under the Plan and each of whom shall be a "disinterested" person within the meaning of rule 16b-3 under the Securities Exchange Act of 1934. In addition to the implied powers and duties which may be needed to carry out the administration of the Fund, the Fund Committee shall have the following specific powers and responsibilities:

                  (a) To establish and enforce rules and regulations as required for the efficient administration of the Fund.
                  (b) To determine a Participant's or beneficiary's eligibility for benefits from the Fund.
                  (c) To authorize disbursement of benefits to a retired, terminated or otherwise eligible Participant or beneficiary.
                  (d) To review, interpret and remedy Fund provisions that are ambiguous or inconsistent. All determinations and actions of the Fund Committee will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the Fund Committee may revoke or modify a determination or action previously made in error. The Fund Committee will exercise all powers and authority given to it in a nondiscriminatory manner, and will apply uniform administrative rules of general application to insure that persons in similar circumstances are treated similarly.

         5.2 Books, Records and Expenses. The books and records to be maintained for the purposes of this Fund shall be maintained by the Fund Committee and subject to the supervision and control of the Committee. All expenses of administering this Fund shall be paid by the Corporation.

         5.3 Fund Committee Action. Action may be taken by the Fund Committee at any meeting where a majority of its members are present and at any such meeting any action may be taken which shall be approved by a majority of the members present. The Fund Committee may also take any action without a meeting that is approved by a majority of the Fund Committee members and is evidenced by a written document signed by a member of Fund Committee. The Fund Committee may delegate any of its rights, powers and duties to any one or more of its members, or to any other person, by written action as provided herein, acknowledged in writing by the delegate or delegates. Such delegation may include without limitation, the power to execute any document on behalf of the Fund Committee and of the Fund for the service of legal process at the principal office of the Corporation.

         5.4 Compensation. No member of the Fund Committee shall receive any compensation from the Fund for his services as a Fund Committee member.

SECTION VI.                MISCELLANEOUS

         6.1 Non-Alienability of Benefits. Neither the Participant nor any beneficiary entitled to payments after the death of the Participant shall have the power to alienate, transfer, assign, or otherwise encumber in advance any of the payments that may become due hereunder and any attempt to do so shall be null and void; nor shall any such payments be subject to attachment, garnishment or execution, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

         6.2 Agreement Not Contract of Employment. Nothing in this Agreement shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to be granted an Award under the Plan other than as is provided herein. Nothing in the Plan or any Agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under the plan or this Agreement, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

         6.3 Liability. No member of the Board, the Fund Committee or the Committee and no officer or employee of the Corporation shall be liable to any person for any action taken or omitted in connection with the administration of this Fund unless attributable to his own fraud or willful misconduct; nor shall the Corporation be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Corporation.

         6.4 Nonfunding of Benefits. Should the Corporation invest in any assets or set aside any funds in connection with the obligations assumed by it under this Fund, it is expressly understood and agreed that neither the Participant nor his beneficiary or beneficiaries shall have the rights or claims with respect to any such assets or funds.

         6.5 Binding Effect. This Fund shall be binding upon and inure to the benefit of any successor of the Corporation and any successor shall be deemed substituted for the Corporation under the terms of this agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity or related group of such persons, firms, corporations, or other business entities which at any time, whether by merger, purchase, reorganization, liquidation or otherwise, or by means of a series of such transactions, acquire all or substantially all of the assets or business of the Corporation.

         6.6 Governing Law. The Fund and all actions taken pursuant to the Fund shall be governed by the laws of Georgia.

         Executed this 12th day of November, 1985.


                                         SUNTRUST BANKS, INC.



Attest:

________________________________         By: ___________________________________

Title:     Assistant Vice President           Title:      Senior Vice President
           and Assistant Secretary                        and Secretary

(CORPORATE SEAL)